NEWS RELEASE

June 1, 2001                 For more information, contact
                             Reggie Cook, Chief Financial Officer (405) 842-0131

                ADVANTAGE MARKETING SYSTEMS SALES SET NEW RECORD

        Oklahoma City, OK - Advantage Marketing Systems, Inc. ("AMS") (AMM-AMEX) today announced that its net sales volume of $2,500,438 for the month of May 2001 was the highest in the company's thirteen-year history.

        Commenting on May's results, founder and CEO, John Hail, said "Not only do our sales continue to grow, but our number of distributors has increased by over 2,900 in May. These are exciting times as we continue to move toward our goal of 100 million dollars in annual sales by the year 2003".

        In addition the company announced that purchases made from contributions to the Distributor Stock Purchase Plan will now be made on a weekly basis. Purchases previously had been made during the last week of the month.

        For more information, visit the Company's web site at www.amsonline.com.


Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipates", "believes", "expects", "may", "will", or "should" or other variations thereon, or by discussions of strategies that involve risks and uncertainties. The actual results of the Company or industry results may be materially different from any future results expressed or implied by such forward-looking statements.